                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule
13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Retalix Ltd. is being filed on behalf of each of us.

August 12, 2009

                                          PSAGOT INVESTMENT HOUSE LTD.

                                          /s/ Eli Bavly
                                          --------------------------------------
                                          By: Eli Bavly
                                          Title: Vice President

                                          PSAGOT PROVIDENT FUNDS LTD.

                                          /s/ Shlomi Bracha
                                          --------------------------------------
                                          By: Shlomi Bracha
                                          Title: Vice President - Investments

                                          PSAGOT EXCHANGE TRADED NOTES INDEXES
                                          (TRADE 2007) LTD.

                                          /s/ Tal Vardi
                                          --------------------------------------
                                          By: Tal Vardi
                                          Title: CEO

                                          PSAGOT EXCHANGE TRADED NOTES
                                          (TRADE 2000) LTD.

                                          /s/ Tal Vardi
                                          --------------------------------------
                                          By: Tal Vardi
                                          Title: CEO